Exhibit 23.2
CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our audit reports, dated January 24, 2025 and January 24, 2025, respectively, on estimates of proved reserves, future production and income attributable to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons of Endeavor Energy Resources, LP, 1979 Royalties, LP and 1979 Royalties GP, LLC, each a subsidiary of Diamondback Energy, Inc., as of December 31, 2023 and September 30, 2024, respectively, which reports are included in this Current Report on Form 8-K of Viper Energy, Inc. We consent to (i) the incorporation by reference of said reports in the Registration Statements of Viper Energy, Inc. on Forms S-3 ASR (File Nos. 333-282039 and 333-277668) and Form S-8, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 (File No. 333-196971) and (ii) all references to our firm in this Form 8-K.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
January 30, 2025